EXHIBIT 32

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Foundation Capital Resources, Inc. (the "Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.

The Quarterly Report on Form 10-QSB of the Company for the accounting period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: November 10, 2004	/s/ A. J. Braswell
A. J. Braswell, Chief Executive Officer

Dated: November 10, 2004	/s/ Bobby D. Ray
Bobby D. Ray, Chief Financial Officer